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                                                                    Exhibit 99.1



                          KEY AUTO FINANCE TRUST 1997-1
                        OFFICER'S CERTIFICATE OF SERVICER


To: Chase Manhattan Bank Delaware, as Owner Trustee
    Bankers Trust Company, as Indenture Trustee
    Moody's Investors Service, Inc.
    Standard & Poor's Ratings Group
    Fitch Investors Service, L.P.


         Pursuant to Section 4.10 of the Sale and Servicing Agreement dated as of February 21, 1997 among Key Auto Finance Trust 1997-1, as Issuer, Key Consumer Acceptance Corporation, as Seller, Key Bank USA, National Association, as Servicer and Bankers Trust Company, as Indenture Trustee (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of Servicer from January 1, 1998 through December 31, 1998, and of its performance under the Agreement has been made under the undersigned officer's supervision and (ii) to the best of the undersigned officer's knowledge, based on such review, Servicer has fulfilled all its obligations in all material respects under the Agreement throughout such period.


         IN WITNESS WHEREOF, I have executed this Certificate this 26th day of March, 1999.


                                KEY BANK USA, NATIONAL ASSOCIATION
                                as Servicer



                                 By: /S/ Craig T. Platt
                                     -------------------------------------------
                                     Craig T. Platt
                                     Senior Vice President



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